Exhibit 99.1

AT THE COMPANY:                                  INVESTOR RELATIONS:
Barry A. Rothman                                 Howard Gostfrand
Onstream Media Corporation                       American Capital Ventures
954-917-6655                                     305-918-7000
brothman@onstreammedia.com                       hg@amcapventures.com

FOR IMMEDIATE RELEASE

      ONSTREAM MEDIA CORPORATION REPORTS FISCAL 2006 FIRST QUARTER RESULTS

POMPANO BEACH, FL -FEBRUARY 21, 2006- Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, rich media communications, today announced its financial results for its first fiscal quarter ended December 31, 2005.

FIRST QUARTER ENDED DECEMBER 31, 2005 FINANCIAL RESULTS - HIGHLIGHTS:
---------------------------------------------------------------------

o REVENUE: Revenue decreased approximately 17% to approximately $1.9 million for the first quarter of fiscal 2006, from approximately $2.2 million for the first quarter of fiscal 2005.

o NET LOSS: Net loss decreased approximately 6% to approximately $1,738,000, or a $0.14 loss per share, for the first quarter of fiscal 2006, compared to a net loss of approximately $1,854,000, or a $0.37 loss per share, for the first quarter of fiscal 2005.

o GROSS MARGIN: Gross margin for the first quarter of fiscal 2006 decreased approximately 22% to approximately $1,135,000, representing approximately 61% of revenue, compared to gross margin for the first quarter of fiscal 2005 of approximately $1,446,000, representing approximately 65% of revenue.

FIRST QUARTER ENDED DECEMBER 31, 2005 FINANCIAL RESULTS - DISCUSSION:
---------------------------------------------------------------------

The approximately 17% reduction in revenues for the first quarter of fiscal 2006 compared to the same quarter in 2005 was primarily due to a seasonal customer's election to discontinue using digital asset management services, a reduction in webcasting sales due to communications difficulties the Company experienced as a result of the aftermath of Hurricane Wilma and the Company's ongoing initiative to reduce lower margin equipment sales related to its Network Solutions Group (EDNet). Although the Company continues to sell or rent equipment to facilitate sales of the EDNet and Digital Media Services Platform (DMSP), the Company's business emphasis is primarily on selling subscriptions and usage of its digital media services, including webcasting and EDNet service.

The decrease in net loss for the first quarter of fiscal 2006, as compared to the corresponding period in fiscal 2005, primarily reflects lower non-cash interest expenses than incurred for the same period one year ago. The impact of lower non-cash expenses was partially offset by lower sales and gross margin for the fiscal 2006 first quarter as compared to fiscal 2005 first quarter, as well as higher operating costs in the first quarter of fiscal 2006, including an expansion of the Company's employee staffing levels as a result of the Onstream Merger, professional fees, and the commencement of depreciation of the DMSP. Non-cash expenses totaling $1.2 million were a primary contributor to the Company's net loss of approximately $1.7 million. These non-cash expenses include the amortization and write-off of unamortized discount on convertible debentures, depreciation, amortization, professional fees paid with shares and options and interest paid with shares.


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Randy Selman, president and CEO of Onstream Media commented, "The first fiscal quarter of 2006 marked the completion of the DMSP launch and the beginning of its commercialization. Although we reported a decline in revenues in the fiscal 2006 first quarter, attributable to mostly non-recurring events, we expect the contribution from the DMSP business segment to increase sales in future quarters."

Mr. Selman concluded, "We are now aggressively executing marketing, advertising, and public relations programs to accelerate the commercialization and adoption of the DMSP. We are focused on expanding our sales verticals through multiple channels and strategic partnerships that can broaden and diversify our client base and reduce the reliance on any particular customer. We anticipate positive financial improvements throughout fiscal 2006 as the DMSP gains momentum and those sales - as well as sales of our current digital asset management, EDNet and webcasting services - continue to grow."

A conference call and webcast to discuss fiscal 2006 first quarter results, as well as other recent corporate developments, will be held on Tuesday, February 28, at 4:15 pm (EST). The dial in phone number is 1-800-253-6872 and the live webcast of the call, as well as an archived replay, may be accessed online at: http://www.visualwebcaster.com/event.asp?id=32561.

ABOUT ONSTREAM MEDIA CORPORATION

Founded in 1993, Onstream Media (Nasdaq: ONSM) is a leading online Application Service Provider (ASP) of live and on-demand, rich media communications via the Onstream Digital Media Services Platform. Specializing in audio and video corporate communications, Onstream Media's pioneering ASP digital media services technology provides its customers with the necessary tools for webcasting, web conferencing, managing digital assets, publishing content on the Internet and establishing e-commerce storefronts to transact business online. All of Onstream Media's services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs of any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Disney, MGM, Deutsche Bank, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit the Onstream website at www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

                            (FINANCIAL TABLE FOLLOWS)



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                        COMPARATIVE OPERATING HIGHLIGHTS
                        --------------------------------



                                        For the Three Months Ended December 31,
                                                       (unaudited)


                                                2005                   2004
                                                ----                   ----
Revenue                                  $      1,856,795        $     2,223,680
                                         ================        ===============

Net Loss                                 $    (1,737,542)        $   (1,854,425)
                                         ================        ===============

Net Loss per common share                $         (0.14)        $        (0.37)
Weighted average shares outstanding            12,401,540              5,040,598




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